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Exhibit 10.75

THIRD AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
BETWEEN FOSTER WHEELER LTD.
AND
RAYMOND J. MILCHOVICH

        THIS AMENDMENT is made and entered into this            day of July, 2004 to the Employment Agreement between Foster Wheeler Ltd. ("Foster Wheeler") and Raymond J. Milchovich (the "Executive"), dated as of October 22, 2001 (the "Employment Agreement").

WITNESSETH:

        WHEREAS, Foster Wheeler and the Executive heretofore entered into the Employment Agreement; and

        WHEREAS, Section 10.6 of the Employment Agreement provides that the Employment Agreement may be amended by a written instrument executed by both parties; and

        WHEREAS, Foster Wheeler and the Executive mutually agree to amend the Employment Agreement as provided below:

        NOW, THEREFORE, Foster Wheeler and the Executive mutually agree to amend the Employment Agreement effective as of the date first above written as follows:

  1.
  The following sentence shall be added at the end of Section 4.6.1 to read as follows:

          Notwithstanding the foregoing, the Executive agrees that the phrase above which states "or if the Executive terminates his employment for any reason during the thirty (30) day period commencing on the date which is twelve months following a Change of Control" shall not be applicable to the Exchange Offer described in the Registration Statements on Form S-4 (Registration No. 333-107054) and on Form S-4 (Registration No. 333-117244) filed by the Company with the Securities and Exchange Commission, as such Registration Statements may be amended from time to time.

        IN WITNESS WHEREOF, the parties hereto hereby enter into this Amendment as of the date first above written.

FOSTER WHEELER LTD.
By:
Name: Title:
Raymond J. Milchovich

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  Exhibit 10.75